                                                                   EXHIBIT 10.34




                         SECOND MODIFICATION AGREEMENT



         BY THIS SECOND MODIFICATION AGREEMENT, made and entered into as of the 29th day of September, 1997, AMERICAN COIN MERCHANDISING, INC., a Delaware corporation, d/b/a SUGARLOAF CREATIONS, INC., whose address is 5660 Central Avenue, Boulder, Colorado 80301 (hereinafter called "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest to Wells Fargo Bank (Colorado), National Association, whose address is 633 Seventeenth Street, Denver, Colorado 80202 (hereinafter called "Lender"), confirm and agree as follows:

SECTION 1.       RECITALS.

         1.1 Borrower and Lender entered into a Credit Agreement dated September 23, 1996 (the "Credit Agreement"), which provides for a revolving loan by Lender to Borrower in the maximum principal amount of $6,000,000.00 upon the terms and conditions contained therein (the "Loan").

         1.2 The Loan is evidenced by a Revolving Line of Credit Note dated September 23, 1996, executed by Borrower, payable to the order of Lender, in the principal amount of $6,000,000.00 (the "Note").

         1.3 The Loan is secured in part by a Continuing Security Agreement dated September 23, 1996, executed by Borrower as the Debtor for the benefit of Lender as the Secured Party (the "Security Agreement").

         1.4 Borrower and Lender entered into a Modification Agreement dated May 27, 1997 (the "Modification Agreement"), which provided for, among other things, an increase in the maximum principal amount of the Loan to $9,000,000.00.

         1.5 The Credit Agreement, the Note, the Security Agreement, the Modification Agreement, and all other documents and instruments executed and delivered in connection with the Loan or that secure payment of the Loan, are hereinafter called the "Loan Documents," and each reference herein to the Loan Documents, or to any Loan Document, shall refer to the Loan Documents, or to such Loan Document, as modified by the Modification Agreement.

         1.6 The total principal and accrued interest outstanding under the Loan Documents as of the date hereof is $9,034,092.45, comprised of principal of $8,973,240.00 and interest of $50,852.45.

         1.7 Borrower and Lender desire to make modifications to the Credit Agreement and other Loan Documents as set forth herein.

SECTION 2.       CREDIT AGREEMENT.

                 2.1 The first sentence of subsection (a) of Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                          "(a)    Revolving Line of Credit.  Subject to the
         terms and conditions of this Agreement, and including, the conversion right set forth in Section 1.2 hereof, Bank hereby agrees to make advances to Borrower from time to time up to and including July 5, 1999, not to exceed at any time the aggregate outstanding principal amount of Fifteen Million Dollars ($15,000,000) ("Revolving Line of Credit"), the proceeds of which shall be used for working capital, equipment purchases, capital expenditures, acquisitions, letters of credit and retirement of existing Bank debt."

                 2.2 Subsection (b) of Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

                 2.3 Subsections (a) through (d) of Section 1.3 of the Credit Agreement are hereby deleted in their entirety and the following inserted in lieu thereof:

                          "(a)    Definitions.  As used herein, the following
         terms shall have the meanings set forth after each, and any other term defined in this Agreement shall have the meaning set forth at the place defined:

                                      (i)     "Business Day" means any day
         except a Saturday, Sunday or any other day on which commercial banks in Colorado are authorized or required by law to close.

                                     (ii)     "Fixed Rate Term" means a period
         commencing on a Business Day and continuing for one (1), two (2) or three (3) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of the Revolving Line of Credit bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Five Hundred Thousand Dollars ($500,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

                                    (iii)     "LIBOR" means the rate per annum
         (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                 LIBOR  =                    Base LIBOR
                                  -------------------------------
                                  100% - LIBOR Reserve Percentage





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                                     (iv)     "Base LIBOR" means the rate per
         annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

                                      (v)     "LIBOR Reserve Percentage" means
         the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

                                     (vi)     "Prime Rate" means at any time
         the rate of interest most recently announced within Bank at its principal office in Denver, Colorado as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank. The Prime Rate is not necessarily the best rate offered by the Bank and Bank may make loans at rates greater than or less than the Prime Rate.

                          "(b)    Interest.  The outstanding principal balance
         of the Revolving Line of Credit shall bear interest (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate equal to the Prime Rate in effect from time to time, or (ii) provided that the then current Debt Service Coverage Ratio (hereinafter defined) is not greater than 1.5, at a fixed rate per annum in relation to LIBOR in effect on the first day of the applicable Fixed Rate Term, determined by Bank as follows:

                                      (A)     if the then current Debt Service
                 Coverage Ratio is greater than 1.0, but not greater than 1.5, at a rate equal to LIBOR plus two and thirty-five one hundredths percent (2.35%);

                                      (B)     if the then current Debt Service
                 Coverage Ratio is greater than 0.5, but not greater than 1.0, at a rate equal to LIBOR plus two and one tenth percent (2.10%); and

                                      (C)     if the then current Debt Service
                 Coverage Ratio is not greater than 0.5, at a rate equal to LIBOR plus one and eighty-five one hundredths percent (1.85%).

         When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Revolving Line of Credit Note, which notations shall be prima facie evidence of the accuracy of the information noted.

                          "(c)    Selection of Interest Rate Options.  At any
         time any portion of the Revolving Line of Credit bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of the Revolving Line of Credit bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance of the Revolving Line of Credit, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (B) such notice is given to Bank prior to 10:00 a.m., Colorado time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., Colorado time, on the first day of the Fixed Rate Term.
         If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m.,

         Colorado time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

                          "(d)    Additional LIBOR Provisions.

                                      (i)     If Bank at any time shall
         determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest in relation to the Prime Rate.

                                     (ii)     If any law, treaty, rule,
         regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank (A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

                                    (iii)     If any Change in Law or
         compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

                                      (A)     subject Bank to any tax, duty or
                 other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

                                      (B)     impose, modify or hold applicable
                 any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

                                      (C)     impose on Bank any other
                 condition;

         and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

                          "(e)    Payment of Interest.  Interest shall be
         payable at the times and place set forth in the Revolving Line of Credit Note (the "Note").

                          "(f)    Letter of Credit Fees.  Borrower shall pay to
         Bank fees upon the issuance of each Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."

                          2.4     Subsection (c) of Section 4.3 of the Credit
Agreement is hereby deleted in its entirely and the following inserted in lieu thereof:

                          "(c)    not later than 45 days after and as of the
                 end of each fiscal quarter, a compliance certificate in the form attached hereto as Exhibit A setting forth Borrower's internally prepared ratios described in paragraph 4.9 hereof and, immediately upon each request from Bank, a list of the names and addresses of all of Borrower's account debtors;"

                 2.5 The clause "and the value of such vending machines is not included in the Borrowing Base hereunder" is hereby deleted from Section
5.6 of the Credit Agreement.

                 2.6 Exhibit A to the Credit Agreement, the Borrowing Base Certificate, is hereby deleted in its entirety and Exhibit A hereto inserted in lieu thereof.

SECTION 3.       NOTE.

                 3.1 The header and first paragraph of the Note are hereby deleted in their entirety and the following is inserted in lieu thereof:

         "$15,000,000.00                                        Denver, Colorado
                                                              September 23, 1996


                          FOR VALUE RECEIVED, the undersigned AMERICAN COIN MERCHANDISING, INC. ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, successor in interest to
         Wells Fargo Bank (Colorado), National Association ("Bank") at its office at 633 Seventeenth Street, Denver, Colorado, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed). Pursuant to the terms of that certain Credit Agreement dated September 23, 1996 (as amended, "Credit Agreement"), the principal balance of this Revolving Line of Credit Note shall bear interest either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum in relation to LIBOR calculated as provided in the Credit Agreement executed by Borrower and Bank. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank."


SECTION 4.       OTHER MODIFICATIONS, RATIFICATIONS AND AGREEMENTS.

                 4.1 All references to the Credit Agreement in the other Loan Documents are hereby amended to refer to the Credit Agreement as amended by this Agreement.

                 4.2 All references to the Note in the other Loan Documents are hereby amended to refer to the Note as amended by this Agreement.

                 4.3 All references to any other Loan Document in the other Loan Documents are hereby amended to refer to that Loan Document as amended by this Agreement.

                 4.4 Borrower acknowledges that the indebtedness evidenced by the Note is just and owing, that the balance thereof is correctly shown in
Section 1.6 hereof, and Borrower agrees to pay the indebtedness evidenced by the Note and secured by the Loan Documents, according to the terms thereof, as modified by this Agreement.

                 4.5 Borrower reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower set forth in all the Loan Documents, with the same force and effect as if each were separately stated herein and made as of the date of this Agreement.

                 4.6 Borrower ratifies, reaffirms, acknowledges, and agrees that the Loan Documents, as amended by this Agreement, represent valid, enforceable and collectible obligations of Borrower, and that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of these documents or instruments. In addition, Borrower hereby expressly waives, releases and absolutely and forever discharges Lender and its shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that Borrower may now have, or has had prior to the date hereof and, without limiting the generality of the foregoing, from any and all liability, claims, demands, damages, actions and causes of action arising out of, or in any way connected with, the Loan. Borrower further acknowledges and represents that no Event of Default (as defined in the Credit Agreement) or matter which, with the giving of notice, passage of time, or both, would constitute an Event of Default exists.

                 4.7 All terms, conditions and provisions of the Loan Documents are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended by this Modification Agreement.

SECTION 5.       GENERAL.

                 5.1 This Agreement in no way acts as a release or relinquishment of those liens, security interests and rights securing payment of the Loan, including, without limitation, the liens created by the Security Agreement and the other Loan Documents. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended by Borrower in all respects.





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
                 5.2 Borrower shall execute and deliver such additional documents and do such other acts as Lender may reasonably require to fully implement the intent of this Agreement, including, but not limited to, the execution of such financing statements or amendments thereto as Lender may require to reflect Borrower's doing business as Sugarloaf Creations, Inc.

                 5.3 Borrower shall pay all costs and expenses, including, without limitation, recording fees and reasonable attorneys' fees incurred by Lender in connection with this Agreement. Lender, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower, and all such funds advanced shall bear interest at the Prime Rate provided in the Note, shall be due and payable upon demand and shall be secured by all of the Loan Documents.

                 5.4 Notwithstanding anything to the contrary contained herein or in any other instrument executed by Borrower or Lender or in any other action or conduct undertaken by Borrower or Lender on or before the date of this Agreement, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender's consent to modify the terms and provisions of the Loan Documents. Accordingly, no express or implied consent to any further modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Lender's execution of this Agreement. Further, Lender's execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modification of the Loan or of the Loan Documents shall require the express written approval of Lender; no such approval (either express or implied) has been given as of the date of this Agreement.

                 5.5 This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

                 5.6 This Agreement is made for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon.

                 5.7 This Agreement shall be governed by and construed according to the laws of the State of Colorado.

                         [Signatures on Following Page]





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
 IN WITNESS WHEREOF, this Agreement is executed as of the date indicated above.

                                       BORROWER:

                                       AMERICAN COIN MERCHANDISING,
                                       INC., a Delaware corporation,
                                       d/b/a SUGARLOAF CREATIONS, INC.



                                       By: /s/ JEROME M. LAPIN
                                          ------------------------------------

                                       Title:  President
                                             ---------------------------------


                                       LENDER:

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION, successor in
                                       interest to Wells Fargo Bank
                                       (Colorado), National Association



                                       By: /s/ BLAKE PETERSON
                                           -----------------------------------

                                       Title:  Vice President
                                              --------------------------------

STATE OF COLORADO         )
                          ) ss.
COUNTY OF DENVER          )

                 The foregoing instrument was acknowledged before me this 30 day of September, 1997, by Jerome Lapin, the President of American Coin Merchandising, Inc., a Delaware corporation.

                 My commission expires: June 14, 2000
                                       --------------------------------

                 Witness my hand and official seal.


           [SEAL]
                                                 /s/ DIANE C. WAGNER
                                                 -----------------------------
                                                 Notary Public
                                                 DIANE C. WAGNER


STATE OF COLORADO         )
                          ) ss.
COUNTY OF DENVER          )

                 The foregoing instrument was acknowledged before me this 30 day of September, 1997, by Blake Peterson, the Vice President of Well Fargo Bank, National Association, successor in interest to Wells Fargo Bank (Colorado), National Association.

                 My commission expires: 6/14/2000
                                       --------------------------------

                 Witness my hand and official seal.



                                                 /s/ DIANE C. WAGNER
                                                 -----------------------------
                                                 Notary Public


           [SEAL]

                                   EXHIBIT A

                       American Coin Merchandising, Inc.
                         dba Sugarloaf Creations, Inc.
                             Compliance Certificate

                          As of:
                                --------------------------


                                                           Required     Actual
                                                           --------     ------
Current Ratio not less than                                 1.15/1      _______
Total Liabilities to Tangible Net Worth not                 1.5/1       _______
  greater than
Funded Debt to EBITDA not greater than                      1.5/1       _______

The undersigned represents that the above calculations are in accordance with the Credit Agreement, as modified, and that the undersigned is in full compliance with the terms of these agreements and other Loan Documents. The undersigned further represents that the attached financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.


American Coin Merchandising, Inc. dba Sugarloaf Creations, Inc.



(authorized agent)

By:
   ----------------------------

Title:
      -------------------------

Date:
     --------------------------




                                      A-1